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                                                                    Exhibit 3.34

                               RESTATED BY-LAWS OF
                        ALLIED VAN LINES TERMINAL COMPANY
                                AS OF MAY 8, 1976

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                                    ARTICLE 1

                                     OFFICES

      1.1 The principal office shall be in the City of Wilmington, County of New Castle, State of Delaware. The corporation may also have offices at such other places as the board of directors may from time to time determine or the business of the corporation may require.

                                    ARTICLE 2

                             STOCKHOLDERS' MEETINGS

      2.1 Annual Meeting. The annual meeting of stockholders entitled to vote shall be held in the State of Delaware or elsewhere and at such time and place as may be determined by the board of directors from time to time but not less than sixty (60) days prior to the date set for such meeting. At the annual meeting the stockholders shall elect the board of directors by a plurality vote and transact such other business as may properly be brought before the meeting. Written notice of the annual meeting shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the corporation, at least twenty (20) days prior to the meeting.
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      2.2 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the corporation at least ten (10) days before such meeting. Business transacted at all special meetings shall be confined to the objects stated in the call.

      2.3 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation or by these by-laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.


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At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

      2.4 Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before the meeting unless otherwise provided by statute or the certificate of incorporation of these by-laws. At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person or by proxy. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation.

      2.5 Corporate Action by Consent. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of stockholders may be dispensed with if all the stockholders entitled to vote upon the action consent thereto in writing.

                                    ARTICLE 3

                                    DIRECTORS

      3.1 Number, Term, and Eligibility. The directors who shall constitute the whole board shall be eighteen (18) in number. Directors shall be elected at the annual meeting of the stockholders and shall each serve for a term of one year


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except as provided in Section 3.2 hereof, and each director shall serve until his successor shall be elected and qualify. Directors need not be stockholders. The foregoing provisions notwithstanding, each director elected at the November 1, 1975 annual meeting of stockholders shall hold office for a term of approximately seven months until the 1976 annual meeting of stockholders and thereafter until his respective successor shall have been elected and shall have qualified.

      3.2 Vacancies. If any vacancies occur in the board of directors caused by death, resignation, retirement, disqualification or removal from office of any directors or otherwise, or any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, may choose a successor or successors, or fill the newly created directorship and the directors so chosen shall hold office until the next annual election of directors and until their successors shall be duly elected and qualified, unless sooner displaced.

      3.3 Committees. The board of directors may by resolution passed by a majority of the whole board designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution, may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined


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from time to time by resolution adopted by the board of directors.

      3.4 Compensation. Directors shall not receive any compensation for their services.

      3.5 Meetings. Immediately after the adjournment of the annual meeting of the stockholders, the new board of directors shall meet for the purpose of organization, the election of officers, and the transaction of such other business as may properly come before the meeting. Regular meetings of the board may be held without notice at such time and place as shall from time to time be determined by the board. Special meetings of the board may be called by the president on seven (7) days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of a majority of the directors.

      3.6 Quorum. At all meetings of the board a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by these by-laws. If a quorum is not present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.


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                                    ARTICLE 4

                                    OFFICERS

      4.1 Officers. The officers of Allied Van Lines Terminal Company shall be Chairman of the Board, a Vice Chairman, a President, a Secretary, a Treasurer and such other officers including Vice Presidents, as are provided for by majority vote of all members of the Board of Directors, as hereinafter provided. The Chairman of the Board, the Vice Chairman, the Secretary, and the Treasurer shall be selected from the Board of Directors at an election by the Board of Directors to be carried out without nomination and by secret ballot. For each such office, enough ballots shall be separately voted until one person receives a majority of the votes cast. The President, who shall not be an agent, nor a partner, employee or stockholder of an agent, shall be appointed by resolution of the Board of Directors on recommendation of the Chairman of the Board. The Vice Presidents and all other officers, none of whom may be an agent, nor a partner, employee or stockholder of an agent, shall be appointed by resolution of the Board of Directors, upon recommendation of the President. Except as otherwise provided by these Bylaws, or by contract in the case of an appointed officer, the term of every office shall be for one year and until the successor has been duly chosen and qualified. Election or appointment of an officer shall not of itself create contract rights. The foregoing provisions notwithstanding, each officer chosen and qualified at the Board organizational meeting following the 1975 annual meeting shall hold office for a term of approximately seven months until the Board


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organizational meeting following the 1976 annual meeting and thereafter until his respective successor shall have been duly chosen and qualified.

      4.2 Compensation. The president, vice president, secretary and treasurer, of the corporation shall receive no compensation for their services.

      4.3 The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors. If an office becomes vacant for any reason, the vacancy shall be filled by the board of directors.

      4.3A Chairman of the Board. The Chairman of the Board shall not be elected to serve more than five (5) consecutive terms, except that election for a sixth consecutive term may be voted, if approved, by secret ballot, by twelve (12) members of the Board of Directors, excluding the Chairman. The Chairman of the Board shall be the principal executive officer of the Corporation, and shall preside over and conduct all meetings of stockholders and the Board of Directors. Subject to the Board of Directors, he shall direct the policy of the Corporation. He shall report to the Board regularly, and to the stockholders at the annual meeting, on all matters within his knowledge which the interests of the Corporation may require.

      4.3B Vice Chairman. In the absence of the Chairman of the Board, or


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in the event of his death, or inability or refusal to act, the Vice Chairman shall perform the duties of the Chairman, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman.

      4.4 President. The President shall be the chief administrative officer of the Corporation. The President shall execute, or duly authorize the execution of all contracts, deeds, mortgages, bonds and agreements authorized by the Board of Directors. He shall vote all shares of stock of any other corporation standing in the name of the Corporation, as directed by the Board of Directors. In general, he shall perform all duties incident to the office of President, and such other duties as may be prescribed by the Chairman of the Board.

      4.5 Vice President. The vice president shall, in the absence or disability of the president, perform the duties and exercise the powers of the President, and shall perform such other duties as the board of directors shall prescribe.

      4.6 Secretary. The secretary shall attend all sessions of the board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for any standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board


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of directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the board, affix it to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

      4.7 Assistant Secretary. The assistant secretary shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties as the board of directors shall prescribe.

      4.8 Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation,


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retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

      4.9 Assistant Treasurer. The assistant treasurer shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties as the board of directors shall prescribe.

                                    ARTICLE 5

                             SHARES OF CAPITAL STOCK

      5.1 Certificate. The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the president or a vice president and the treasurer or an assistant treasurer or the secretary or an assistant secretary. The designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue to represent such class or series of stock.

      5.2 Transfers. Upon surrender to the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new


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certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

      5.3 Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

      5.4 Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

      5.5 Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be


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declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                    ARTICLE 6

                                     NOTICES

      6.1 Whenever notice is required to be given to any director or stockholder under the provisions of the statutes or the certificate of incorporation or these by-laws, it shall not be construed to mean personal notice but may be given in writing, by mail, addressed to the director or stockholder at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when it is thus mailed; and a waiver thereof in writing signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


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                                    ARTICLE 7

                                   FISCAL YEAR

      7.1 The fiscal year shall begin the first day of January in each year.

                                    ARTICLE 8

                                      SEAL

      8.1 The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                    ARTICLE 9

                                   AMENDMENTS

      9.1 These by-laws may be altered or repealed at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented by the affirmative vote of a majority of the stock entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of a majority of the board of directors at any regular meeting of the board or at any special meeting of the board if notice of the proposed alteration or repeal be contained in the notice of such special meeting.


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